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                            WILLIAMS SCOTSMAN, INC.

                               OFFER TO EXCHANGE
                         $1,000 IN PRINCIPAL AMOUNT OF
                          9 7/8% SENIOR NOTES DUE 2007
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                 AS AMENDED FOR
                       EACH $1,000 IN PRINCIPAL AMOUNT OF
                    OUTSTANDING 9 7/8% SENIOR NOTES DUE 2007
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
               EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT

To Our Clients:

    Enclosed for your consideration is a Prospectus dated September 25, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Williams Scotsman, Inc. (the "Issuer") to exchange up to $400,000,000 in aggregate principal amount of its 9 7/8% Senior Notes due 2007 (the "Exchange Notes") for up to $400,000,000 in aggregate principal amount of its outstanding 9 7/8% Senior Notes due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Existing Notes").

    The material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 27, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    Your attention is directed to the following:

        l. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Existing Notes, of which $400,000,000 aggregate principal amount of the Existing Notes was outstanding as of September 25, 1997. The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Existing Notes, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable to the Existing Notes under two separate registration rights agreements (the "Registration Rights Agreements") among (x) the Company, Mobile Field Office Company, as guarantor (the "Guarantor"), Willscot Equipment, LLC, as subordinated guarantor (the "Subordinated Guarantor") and BT Securities Corporation, Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Secutities Corporation., as initial purchasers (the "Initial Purchasers") and (y) the Company, the Guarantor, the Subordinated Guarantor and Oak Hill Securities Fund, L.P., as direct purchaser.
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        2.  THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE
    EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

        3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 27, 1997, unless extended.

        4. The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

        5. Any transfer taxes incident to the transfer of Existing Notes from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER EXISTING NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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